Exhibit 5.2

Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Tel: +1.212.859.8000 Fax: +1.212.859.4000 www.friedfrank.com

September 9, 2024

Perrigo Company plc

Perrigo Finance Unlimited Company

The Sharp Building, Hogan Place

Dublin 2, Ireland, D02 TY74

Ladies and Gentlemen:

We are acting as counsel to Perrigo Company plc, a public limited company incorporated under the laws of Ireland (the “Company”); Perrigo Finance Unlimited Company, a public unlimited company incorporated under the laws of Ireland (“Perrigo Finance”); the subsidiaries of the Company listed on Schedule I hereto (the “DE Guarantors”); and the subsidiaries of the Company listed on Schedule II hereto (the “Non-DE Guarantors” and, collectively with the DE Guarantors, the “Guarantors”), in connection with the Registration Statement on Form S-3, as it may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuances by the Company and/or Perrigo Finance, from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an unlimited amount of (i) one or more series of debt securities of the Company, which may include convertible debt securities (the “Company Debt Securities”); (ii) one or more series of debt securities of Perrigo Finance (the “Perrigo Finance Debt Securities” and together with the Company Debt Securities, the “Debt Securities”); (iii) guarantees of the Company with respect to the payments on the Perrigo Finance Debt Securities (the “Company Guarantees”); (iv) guarantees of Perrigo Finance with respect to the payments on the Company Debt Securities (the “Perrigo Finance Guarantees”); (v) guarantees of the DE Guarantors with respect to the payments on the Company Debt Securities or the Perrigo Finance Debt Securities (the “DE Guarantees”); (vi) guarantees of the Non-DE Guarantors with respect to the payments on the Company Debt Securities or the Perrigo Finance Debt Securities (the “Non-DE Guarantees” and, together with the DE Guarantees, the “Subsidiary Guarantees”, and together with the Company Guarantees and the Perrigo Finance Guarantees, the “Debt Securities Guarantees”)); (vii) the Company’s ordinary shares, nominal value €0.001 per share (the “Ordinary Shares”); and (viii) the Company’s preferred shares, nominal value $0.0001 per share, which may include convertible preferred shares (the “Preferred Shares”). The Debt Securities and the Debt Securities Guarantees may be issued from time to time pursuant to one or more supplemental indentures (each such supplemental indenture, a “Supplemental Indenture” and collectively, the “Supplemental Indentures”) to the indenture, dated as of December 2, 2014, among the Company, Perrigo Finance and Computershare Trust Company, N.A. (as successor to the trust business of Wells Fargo Bank, National Association), as trustee (the “Trustee”) (as may be amended or supplemented from time to time, the “Indenture”), incorporated into the Registration

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Statement by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 2, 2014. The Indenture, the Supplemental Indentures, any certificate or instrument evidencing Debt Securities, and any notations of guarantee with respect to Debt Securities Guarantees are collectively referred to herein as the “Documents.” With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed, electronic or reproduction copies of such agreements, instruments, documents and records of the Company, Perrigo Finance and the Guarantors, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company, Perrigo Finance, the Guarantors and others, in each case as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as certified, conformed, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents, the certificates and oral or written statements and other information of or from public officials and officers or other appropriate representatives of the Company, Perrigo Finance, the Guarantors and others.

To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) all of the parties to the Documents (other than the DE Guarantors) are validly existing and in good standing under the laws of their respective jurisdictions of organization, (ii) all of the parties to the Documents (other than the DE Guarantors) have the power and authority to (a) execute and deliver the Documents, (b) enter into and perform their obligations thereunder, and (c) consummate the transactions contemplated thereby; (iii) each of the Documents has been duly authorized, executed and delivered by each of the parties thereto (other than the DE Guarantors), (iv) each of the Documents constitutes a valid and binding obligation of all of the parties thereto (other than the Company, Perrigo Finance and the Guarantors), enforceable against such parties in accordance with their terms, and (v) all of the parties to the Documents will comply with all of their covenants, agreements and obligations under the Documents and all laws applicable thereto.

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Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

When (i) the Registration Statement has become effective under the Securities Act, (ii) the board of directors of the Company has taken all necessary corporate actions to approve the issuance of the Company Debt Securities and the Company Debt Securities are duly authorized under Irish law and the Memorandum and Articles of Association of the Company, (iii) any relevant Supplemental Indenture has been duly authorized, executed and delivered by the Company, (iv) the terms of the Company Debt Securities and their issuance and sale have been established in conformity with the Indenture and duly approved by the board of directors of the Company or an authorized committee thereof in conformity with the constitutive documents of the Company, and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) any relevant Supplemental Indenture has been duly authorized, executed and delivered by each Guarantor party thereto and any other party thereto and (vi) the Company Debt Securities have been duly executed, authenticated and delivered against payment therefor in accordance with the terms of the Indenture and any relevant Supplemental Indenture and issued and sold as contemplated in the Registration Statement and/or the applicable Prospectus Supplement, such Company Debt Securities will constitute valid and binding obligations of the Company.

2.

When (i) the Registration Statement has become effective under the Securities Act, (ii) the board of directors of Perrigo Finance has taken all necessary corporate actions to approve the issuance of the Perrigo Finance Debt Securities and the Perrigo Finance Debt Securities are duly authorized under Irish law and the Memorandum and Articles of Association of Perrigo Finance, (iii) any relevant Supplemental Indenture has been duly authorized, executed and delivered by Perrigo Finance, (iv) the terms of Perrigo Finance Debt Securities and their issuance and sale have been established in conformity with the Indenture and duly approved by the board of directors of the Company or an authorized committee thereof in conformity with the constitutive documents of the Company, and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on Perrigo Finance, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Perrigo Finance, (v) any relevant Supplemental Indenture has been duly authorized, executed and delivered by each Guarantor party thereto and any other party thereto and (vi) the Perrigo Finance Debt Securities have been duly executed, authenticated and delivered against payment therefor in accordance with the terms of the Indenture and any relevant Supplemental Indenture and issued and sold as contemplated in the Registration Statement and/or the applicable Prospectus Supplement, such Perrigo Finance Debt Securities will constitute valid and binding obligations of Perrigo Finance.

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3.

When (i) the Registration Statement has become effective under the Securities Act, (ii) the board of directors of the Company has taken all necessary corporate actions to approve the issuance of the Company Guarantees and the Company Guarantees are duly authorized under Irish law and the Memorandum and Articles of Association of the Company, (iii) any relevant Supplemental Indenture has been duly authorized, executed and delivered by the Company, (iv) the terms of the Company Guarantees and their issuance have been established in conformity with the Indenture and duly approved by the board of directors of the Company or an authorized committee thereof in conformity with the constitutive documents of the Company, and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) any relevant Supplemental Indenture has been duly authorized, executed and delivered by each Guarantor party thereto and any other party thereto and (vi) the Company Guarantees have been duly executed and authenticated in accordance with the terms of the Indenture and any relevant Supplemental Indenture and issued and sold as contemplated in the Registration Statement and/or the applicable Prospectus Supplement, such Company Guarantees will constitute valid and binding obligations of the Company.

4.

When (i) the Registration Statement has become effective under the Securities Act, (ii) the board of directors of Perrigo Finance has taken all necessary corporate actions to approve the issuance of the Perrigo Finance Guarantees and the Perrigo Finance Guarantees are duly authorized under Irish law and the Memorandum and Articles of Association of Perrigo Finance, (iii) any relevant Supplemental Indenture has been duly authorized, executed and delivered by Perrigo Finance, (iv) the terms of the Perrigo Finance Guarantees and their issuance have been established in conformity with the Indenture, do not violate any applicable law or result in a default under or breach of any agreement or instrument then binding on Perrigo Finance, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Perrigo Finance, (v) any relevant Supplemental Indenture has been duly authorized, executed and delivered by each Guarantor party thereto and any other party thereto and (vi) the Perrigo Finance Guarantees have been duly executed and authenticated in accordance with the terms of the Indenture and any relevant Supplemental Indenture and issued and sold as contemplated in the Registration Statement and/or the applicable Prospectus Supplement, such Perrigo Finance Guarantees will constitute valid and binding obligations of Perrigo Finance.

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5.

When (i) the Registration Statement has become effective under the Securities Act, (ii) the Member(s), Manager(s), Board of Directors, other governing body or committee thereof, as applicable, of each Subsidiary Guarantor has taken all necessary corporate actions to approve the issuance of the Subsidiary Guarantees and the Subsidiary Guarantees are duly authorized under the laws of each Guarantor’s respective jurisdiction of organization and each Guarantor’s Certificate of Incorporation, Articles of Incorporation, Certificate of Formation, Articles of Organization, Certificate of Organization, Bylaws, Limited Liability Company Agreement or Member Control Agreement, as applicable, (iii) any relevant Supplemental Indenture has been duly authorized, executed and delivered by the Guarantors, (iv) the terms of the Subsidiary Guarantees and their issuance have been established in conformity with the Indenture and duly approved by the board of directors of the Company or an authorized committee thereof in conformity with the constitutive documents of the Company, and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding the Guarantors, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Guarantors, (v) any relevant Supplemental Indenture has been duly authorized, executed and delivered by each Guarantor party thereto and any other party thereto and (vi) the Guarantees have been duly executed and authenticated in accordance with the terms of the Indenture and any relevant Supplemental Indenture and issued and sold as contemplated in the Registration Statement and/or the applicable Prospectus Supplement, such Subsidiary Guarantees will constitute valid and binding obligations of the Guarantors.

The opinions set forth above are subject to the following qualifications:

(A) We express no opinion as to the validity, binding effect or enforceability of any provision of the Documents:

(i)	relating to indemnification, contribution or exculpation;

(ii)

(a) containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by the Company, Perrigo Finance or any Guarantor under any of such Documents to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or

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ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions); or (b) with respect to any Waiver in the Guarantees insofar as it relates to causes or circumstances that would operate as a discharge or release of, or defense available to, the Guarantors thereunder as a matter of law (including judicial decisions), except to the extent such a Waiver is effective under, and is not prohibited by or void or invalid under applicable law (including judicial decisions);

(iii)

related to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of such provision is to be considered by any court other than a court of the State of New York, (b) choice of governing law to the extent the validity, binding effect or enforceability of any such provision is to be considered by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law rules of the State of New York, (c) service of process, or (d) waivers of any rights to trial by jury;

(iv)	specifying that provisions thereof may be modified or waived only in writing;

(v)	purporting to give any person or entity the power to accelerate obligations without notice to the obligor;

(vi)

relating to payment of late charges, interest (or discount or equivalent amounts), premium, “make-whole” payments, collection costs or fees at a rate or in an amount, after or upon the maturity or acceleration of the liabilities evidenced or secured thereby or after or during the continuance of any default or other circumstance, or upon prepayment, that a court would determine in the circumstances to be unreasonable, a penalty or forfeiture;

(vii)	that purports to create a trust, power of attorney or other fiduciary relationship.

(B) We express no opinion as to the validity or binding effect of any provision of any agreement (i) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that

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payment in a currency other than currency of the United States of America is contrary to applicable law, (ii) providing for governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency or (iii) concerning the enforceability of the waiver of rights or defenses contained in the Indenture relating to waiver of stay, extension or usury laws.

(C) We express no opinion as to the effect of any law of any jurisdiction other than the State of New York wherein any party to the Documents may be located or wherein enforcement of any Documents may be sought that limits the rates or interest legally chargeable or collectible.

(D) We express no opinion as to any agreement, instrument or other document referred to, or incorporated by reference in, any of the Documents, other than the Documents.

(E) Our opinions are subject to the following:

(i)	bankruptcy, insolvency, reorganization, moratorium and other laws (or related judicial doctrines) now or hereafter in effect relating to or affecting creditors’ rights or remedies generally;

(ii)

general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies) whether such principles are considered in a proceeding in equity or at law; and

(iii)

the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

(F) Provisions in the Subsidiary Guarantees and the Indenture that provide that the Guarantors’ liability thereunder shall not be affected by (i) actions or failures to act on the part of the recipient, the holders or the Trustee, (ii) amendments or waivers of provisions of documents governing the guaranteed obligations or (iii) other actions, events or circumstances that make more burdensome or otherwise change the obligations and liabilities of the Guarantors, might not be enforceable under the circumstances and in the event of actions that change the essential nature of the terms and conditions of the guaranteed obligations. With respect to each Guarantor, we have assumed that consideration that is sufficient to support the agreements of each Guarantor under the Documents has been received by each Guarantor.

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The opinions expressed herein are limited to the laws of the State of New York and to the extent relevant, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This letter is given only as of the time of its delivery, and we undertake no responsibility to update or supplement this letter after its delivery.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions “Validity of Securities” in the Prospectus and “Validity of Securities” in any Prospectus Supplement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

Schedule I

DE Guarantors

Entity	Jurisdiction of Organization
Athena Neurosciences, LLC	Delaware
Elan Pharmaceuticals, LLC	Delaware
PBM Canada Holdings, LLC	Delaware
PBM Nutritionals, LLC	Delaware
PBM Products, LLC	Delaware
Perrigo Diabetes Care, LLC	Delaware
Perrigo International Holdings II, Inc.	Delaware
Perrigo International Holdings, LLC	Delaware
Perrigo Investments, LLC	Delaware
Perrigo Mexico Investment Holdings, LLC	Delaware
Perrigo New York, Inc.	Delaware
Ranir Global Holdings, LLC	Delaware
Ranir, LLC	Delaware

Schedule II

Non-DE Guarantors

Entity	Jurisdiction of Organization
Chefaro Ireland Designated Activity Company	Ireland
Galpharm Healthcare Limited	United Kingdom
Galpharm International Limited	United Kingdom
Gr8ness, LLC	Michigan
L. Perrigo Company	Michigan
Medgenix Benelux NV	Belgium
OCE-BIO BV	Belgium
Perrigo Belgium NV	Belgium
Perrigo Capital NV	Belgium
Omega Pharma Innovation & Development NV	Belgium
Omega Pharma International NV	Belgium
Omega Pharma Limited	United Kingdom
Omega Pharma Trading NV	Belgium
Omega Teknika Designated Activity Company	Ireland
Perrigo Americas Holdings, Inc.	Michigan
Perrigo Company	Michigan
Perrigo Corporation Designated Activity Company	Ireland
Perrigo Direct, Inc.	Georgia
Perrigo Europe Invest NV	Belgium
Perrigo Finance (US) LLC	Michigan
Perrigo Florida, Inc.	Florida
Perrigo Holding NV	Belgium
Perrigo Holdings Unlimited Company	Ireland
Perrigo International Finance Designated Activity Company	Ireland
Perrigo International, Inc.	Michigan
Perrigo Ireland 1 Designated Activity Company	Ireland
Perrigo Ireland 10 Unlimited Company	Ireland
Perrigo Supply Chain International Designated Activity Company	Ireland
Perrigo Ireland 13 Designated Activity Company	Ireland
Perrigo Ireland 2 Designated Activity Company	Ireland
Perrigo Ireland 4 Unlimited Company	Ireland
Perrigo Ireland 5 Unlimited Company	Ireland
Perrigo Ireland 6 Unlimited Company	Ireland
Perrigo Ireland 9 Unlimited Company	Ireland
Perrigo Management Company	Michigan
Perrigo Pharma International Designated Activity Company	Ireland
Perrigo Pharma Limited	United Kingdom
Perrigo Research & Development Company	Michigan
Perrigo Sales Corporation	Michigan
Perrigo Science One Designated Activity Company	Ireland
Perrigo UK Acquisition Limited	United Kingdom
PMI Branded Pharmaceuticals, Inc.	Michigan
Ranir (Holdings) Limited	United Kingdom
Wrafton Laboratories Limited	United Kingdom